UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2017

INCEPTION MINING INC.

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	000-55219	35-2302128
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

5330 South 900 East, Suite 280

Murray, Utah 84107

(Address of principal executive offices) (zip code)

801-312-8113

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Joint Venture Agreement with Corpus Mining and Exploration

On October 16, 2017, Inception Mining, Inc. (“Inception”), a Nevada corporation, entered into a joint venture agreement (the “Agreement”) and subsequent amendment with Corpus Mining and Exploration, LTD., (“Corpus”) a Turks and Caicos Islands company that is effective as of October 1, 2017.

Corpus is a mineral exploration company that desires to locate and quantify precious metals in Honduras and is willing to provide the necessary funds to carry out this objective. Inception’s various mineral concessions located in Honduras and desire to locate the capital necessary to explore and determine the precious metals content on such concession prove the ideal opportunity for the Parties to form a joint venture.

The Parties shall form a jointly owned joint venture company to facilitate the exploration, drilling, and evaluation of the mineral resources in the Concessions. Under the Agreement, Inception will provide management services to direct the exploration and drilling of the mineral resources and will introduce and negotiate with drilling companies to complete the investigations and evaluations of the Concessions, among other things. Corpus will provide the capital necessary to complete the exploration and drilling of the Concessions.

The foregoing description of the Agreement is a summary and is qualified in its entirety by the terms of the Joint Venture Agreement, a copy of which is filed as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this report:

99.1	Joint Venture Agreement, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INCEPTION MINING INC.

Date:	October 18, 2017	By:	/s/ Trent D’Ambrosio
		Name:	Trent D’Ambrosio
		Title:	Chief Executive Officer (Principal Executive Officer)
Chief Financial Officer (Principal Financial and Accounting Officer)